Legg Mason Partners Variable Global High Yield
Bond Portfolio
Item 77Q1
MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC
      This MANAGEMENT AGREEMENT (Agreement) is made
this 27th day of April, 2007, by and between Legg
Mason Partners Variable Income Trust (the Trust)
and Legg Mason Partners Fund Advisor, LLC, a Delaware
limited liability company (the Manager).
      WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the
1940 Act);
      WHEREAS, the Manager is engaged primarily in
rendering investment advisory, management and
administrative services and is registered as an
investment adviser under the Investment Advisers Act
of 1940, as amended;
      WHEREAS, the Trust wishes to retain the Manager
to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A
annexed hereto (the Fund); and
      WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;
      NOW THEREFORE, in consideration of the promises
and mutual covenants herein contained, it is agreed
as follows:
              1.	The Trust hereby appoints the
Manager to act as investment adviser and
administrator of the Fund for the period and on the
terms set forth in this Agreement.  The Manager
accepts such appointment and agrees to render the
services herein set forth, for the compensation
herein provided.
              2.	The Fund shall at all times keep
the Manager fully informed with regard to the
securities owned by it, its funds available, or to
become available, for investment, and generally as to
the condition of its affairs.  It shall furnish the
Manager with such other documents and information
with regard to its affairs as the Manager may from
time to time reasonably request.
              3.	(a)	Subject to the supervision of
the Trusts Board of Trustees (the Board), the
Manager shall regularly provide the Fund with
investment research, advice, management and
supervision and shall furnish a continuous investment
program for the Fund's portfolio of securities and
other investments consistent with the Fund's
investment objectives, policies and restrictions, as
stated in the Funds current Prospectus and Statement
of Additional Information.  The Manager shall
determine from time to time what securities and other investments will be purchased (including, as permitted in accordance with this paragraph, swap
agreements, options and futures), retained, sold or
exchanged by the Fund and what portion of the assets
of the Funds portfolio will be held in the various
securities and other investments in which the Fund
invests, and shall implement those decisions
(including the execution of investment
documentation), all subject to the provisions of the
Trusts Declaration of Trust and By-Laws
(collectively, the Governing Documents), the 1940
Act, and the applicable rules and regulations
promulgated thereunder by the Securities and Exchange Commission (the SEC) and interpretive guidance issued thereunder by the SEC staff and any other
applicable federal and state law, as well as the
investment objectives, policies and restrictions of
the Fund referred to above, and any other specific
policies adopted by the Board and disclosed to the
Manager.  The Manager is authorized as the agent of
the Trust to give instructions to the custodian of
the Fund as to deliveries of securities and other
investments and payments of cash for the account of
the Fund.  Subject to applicable provisions of the
1940 Act and direction from the Board, the investment
program to be provided hereunder may entail the
investment of all or substantially all of the assets
of the Fund in one or more investment companies.  The
Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency
dealer, futures commission merchant or others
selected by it.  In connection with the selection of
such brokers or dealers and the placing of such
orders, subject to applicable law, brokers or dealers
may be selected who also provide brokerage and
research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934,
as amended (the Exchange Act)) to the Funds and/or
the other accounts over which the Manager or its
affiliates exercise investment discretion.  The
Manager is authorized to pay a broker or dealer who
provides such brokerage and research services a
commission for executing a portfolio transaction for
the Fund which is in excess of the amount of
commission another broker or dealer would have
charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of
the brokerage and research services provided by such
broker or dealer.  This determination may be viewed
in terms of either that particular transaction or the
overall responsibilities which the Manager and its
affiliates have with respect to accounts over which
they exercise investment discretion.  The Board may
adopt policies and procedures that modify and
restrict the Managers authority regarding the
execution of the Funds portfolio transactions
provided herein.  The Manager shall also provide
advice and recommendations with respect to other
aspects of the business and affairs of the Fund,
shall exercise voting rights, rights to consent to
corporate action and any other rights pertaining to
the Fund's portfolio securities subject to such
direction as the Board may provide, and shall perform
such other functions of investment management and
supervision as may be directed by the Board.  The
Manager may execute on behalf of the Fund certain
agreements, instruments and documents in connection
with the services performed by it under this
Agreement.  These may include, without limitation,
brokerage agreements, clearing agreements, account documentation, futures and option agreements, swap agreements, other investment related agreements, and any other agreements, documents or instruments the
Manager believes are appropriate or desirable in
performing its duties under this Agreement.
        (b)	Subject to the direction and control of
the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund as
necessary for the operation of the Fund, such as (i) supervising the overall administration of the Fund, including negotiation of contracts and fees with and
the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents, (ii) providing certain compliance, fund
accounting, regulatory reporting, and tax reporting
services, (iii) preparing or participating in the
preparation of Board materials, registration
statements, proxy statements and reports and other communications to shareholders, (iv) maintaining the
Funds existence, and (v) during such times as shares
are publicly offered, maintaining the registration
and qualification of the Funds shares under federal
and state laws.  Notwithstanding the foregoing, the
Manager shall not be deemed to have assumed any
duties with respect to, and shall not be responsible
for, the distribution of the shares of any Fund, nor
shall the Manager be deemed to have assumed or have
any responsibility with respect to functions
specifically assumed by any transfer agent, fund
accounting agent, custodian, shareholder servicing
agent or other agent, in each case employed by the
Fund to perform such functions.
        (c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member
of a national securities exchange to effect any
transaction on the exchange for the account of the
Fund which is permitted by Section 11(a) of the
Exchange Act and Rule 11a2-2(T) thereunder, and the
Fund hereby consents to the retention of compensation
for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the
Manager agrees that it will not deal with itself, or
with members of the Board or any principal
underwriter of the Fund, as principals or agents in
making purchases or sales of securities or other
property for the account of the Fund, nor will it
purchase any securities from an underwriting or
selling group in which the Manager or its affiliates
is participating, or arrange for purchases and sales
of securities between the Fund and another account
advised by the Manager or its affiliates, except in
each case as permitted by the 1940 Act and in
accordance with such policies and procedures as may
be adopted by the Fund from time to time, and will
comply with all other provisions of the Governing
Documents and the Funds then-current Prospectus and
Statement of Additional Information relative to the
Manager and its directors and officers.
              4.	Subject to the Board's approval,
the Manager or the Fund may enter into contracts with
one or more investment subadvisers or
subadministrators, including without limitation,
affiliates of the Manager, in which the Manager
delegates to such investment subadvisers or
subadministrators any or all its duties specified
hereunder, on such terms as the Manager will
determine to be necessary, desirable or appropriate,
provided that in each case the Manager shall
supervise the activities of each such subadviser or subadministrator and further provided that such contracts impose on any investment subadviser or subadministrator bound thereby all the conditions to which the Manager is subject hereunder and that such contracts are entered into in accordance with and meet all applicable requirements of the 1940 Act.
              5.	(a)	The Manager, at its expense,
shall supply the Board and officers of the Trust with
all information and reports reasonably required by
them and reasonably available to the Manager and
shall furnish the Fund with office facilities,
including space, furniture and equipment and all
personnel reasonably necessary for the operation of
the Fund.  The Manager shall oversee the maintenance
of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable
federal and state laws and regulations.  In
compliance with the requirements of Rule 31a-3 under
the 1940 Act, the Manager hereby agrees that any
records that it maintains for the Fund are the
property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the
Fund's request.  The Manager further agrees to
arrange for the preservation of the records required
to be maintained by Rule 31a-1 under the 1940 Act for
the periods prescribed by Rule 31a-2 under the 1940
Act.  The Manager shall authorize and permit any of
its directors, officers and employees, who may be
elected as Board members or officers of the Fund, to
serve in the capacities in which they are elected.
        (b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement.  Other than as herein
specifically indicated, the Manager shall not be
responsible for the Fund's expenses, including,
without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection
with membership in investment company organizations; organization costs of the Fund; the cost (including brokerage commissions, transaction fees or charges,
if any) in connection with the purchase or sale of
the Funds securities and other investments and any
losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents; legal expenses; loan commitment fees; expenses relating to share certificates; expenses relating to the issuing and
redemption or repurchase of the Fund's shares and
servicing shareholder accounts; expenses of
registering and qualifying the Fund's shares for sale
under applicable federal and state law; expenses of preparing, setting in print, printing and distributing prospectuses and statements of
additional information and any supplements thereto,
reports, proxy statements, notices and dividends to
the Fund's shareholders; costs of stationery; website
costs; costs of meetings of the Board or any
committee thereof, meetings of shareholders and other meetings of the Fund; Board fees; audit fees; travel expenses of officers, members of the Board and
employees of the Fund, if any; and the Fund's pro
rata portion of premiums on any fidelity bond and
other insurance covering the Fund and its officers,
Board members and employees; litigation expenses and
any non-recurring or extraordinary expenses as may
arise, including, without limitation, those relating
to actions, suits or proceedings to which the Fund is
a party and the legal obligation which the Fund may
have to indemnify the Funds Board members and
officers with respect thereto.
              6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from the
Trust or Fund any salary or other compensation as
such member of the Board, officer or employee while
he is at the same time a director, officer, or
employee of the Manager or any affiliated company of
the Manager, except as the Board may decide.  This
paragraph shall not apply to Board members, executive committee members, consultants and other persons who are not regular members of the Manager's or any
affiliated company's staff.
              7.	As compensation for the services
performed and the facilities furnished and expenses
assumed by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, as promptly as possible after the
last day of each month, a fee, computed daily at an
annual rate set forth opposite the Funds name on
Schedule A annexed hereto, provided however, that if
the Fund invests all or substantially all of its
assets in another registered investment company for
which the Manager or an affiliate of the Manager
serves as investment adviser or investment manager,
the annual fee computed as set forth on such Schedule
A shall be reduced by the aggregate management fees
allocated to that Fund for the Fund's then-current
fiscal year from such other registered investment
company.  The first payment of the fee shall be made
as promptly as possible at the end of the month
succeeding the effective date of this Agreement, and
shall constitute a full payment of the fee due the
Manager for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in
that period from the beginning of such month to such
date of termination, and shall be that proportion of
such average daily net assets as the number of
business days in such period bears to the number of
business days in such month.  The average daily net
assets of the Fund shall in all cases be based only
on business days and be computed as of the time of
the regular close of business of the New York Stock
Exchange, or such other time as may be determined by
the Board.
              8.	The Manager assumes no
responsibility under this Agreement other than to
render the services called for hereunder, in good
faith, and shall not be liable for any error of
judgment or mistake of law, or for any loss arising
out of any investment or for any act or omission in
the execution of securities transactions for the
Fund, provided that nothing in this Agreement shall
protect the Manager against any liability to the Fund
to which the Manager would otherwise be subject by
reason of willful misfeasance, bad faith, or gross
negligence in the performance of its duties or by
reason of its reckless disregard of its obligations
and duties hereunder.  As used in this Section 8, the
term Manager shall include any affiliates of the
Manager performing services for the Trust or the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Manager and such affiliates.
              9.	Nothing in this Agreement shall
limit or restrict the right of any director, officer,
or employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the
Fund, to engage in any other business or to devote
his time and attention in part to the management or
other aspects of any other business, whether of a
similar nature or a dissimilar nature, nor to limit
or restrict the right of the Manager to engage in any
other business or to render services of any kind,
including investment advisory and management
services, to any other fund, firm, individual or
association. If the purchase or sale of securities consistent with the investment policies of the Fund or one or more other accounts of the Manager is
considered at or about the same time, transactions in
such securities will be allocated among the accounts
in a manner deemed equitable by the Manager. Such transactions may be combined, in accordance with applicable laws and regulations, and consistent with
the Managers policies and procedures as presented to
the Board from time to time.
              10.	For the purposes of this Agreement,
the Fund's net assets shall be determined as
provided in the Funds then-current Prospectus and
Statement of Additional Information and the terms
assignment, interested person, and majority of
the outstanding voting securities shall have the
meanings given to them by Section 2(a) of the 1940
Act, subject to such exemptions as may be granted by
the SEC by any rule, regulation or order.
              11.	This Agreement will become
effective with respect to the Fund on the date set
forth opposite the Funds name on Schedule A annexed
hereto, provided that it shall have been approved by
the Trusts Board and by the shareholders of the Fund
in accordance with the requirements of the 1940 Act
and, unless sooner terminated as provided herein,
will continue in effect until November 30, 2007.
Thereafter, if not terminated, this Agreement shall
continue in effect with respect to the Fund, so long
as such continuance is specifically approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the
Fund, provided that in either event the continuance
is also approved by a majority of the Board members
who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
              12.	This Agreement is terminable with
respect to the Fund without penalty by the Board or
by vote of a majority of the outstanding voting
securities of the Fund, in each case on not more than
60 days' nor less than 30 days' written notice to the Manager, or by the Manager upon not less than 90 days' written notice to the Fund, and will be
terminated upon the mutual written consent of the
Manager and the Trust.  This Agreement shall
terminate automatically in the event of its
assignment by the Manager and shall not be assignable
by the Trust without the consent of the Manager.
              13.	The Manager agrees that for
services rendered to the Fund, or for any claim by it
in connection with services rendered to the Fund, it
shall look only to assets of the Fund for
satisfaction and that it shall have no claim against
the assets of any other portfolios of the Trust. The undersigned officer of the Trust has executed this
Agreement not individually, but as an officer under
the Trusts Declaration of Trust and the obligations
of this Agreement are not binding upon any of the
Trustees, officers or shareholders of the Trust
individually.
              14.	No provision of this Agreement may
be changed, waived, discharged or terminated orally,
but only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought, and no
material amendment of the Agreement shall be
effective until approved, if so required by the 1940
Act, by vote of the holders of a majority of the
Fund's outstanding voting securities.
              15.	This Agreement embodies the entire
agreement and understanding between the parties
hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.
Should any part of this Agreement be held or made
invalid by a court decision, statute, rule or
otherwise, the remainder of this Agreement shall not
be affected thereby.  This Agreement shall be binding
on and shall inure to the benefit of the parties
hereto and their respective successors.
              16.	This Agreement shall be construed
and the provisions thereof interpreted under and in accordance with the laws of the State of New York.
 [signature page to follow]


       IN WITNESS WHEREOF, the parties hereto have
caused this Agreement to be executed by their
officers thereunto duly authorized.
LEGG MASON
PARTNERS VARIABLE
INCOME TRUST
                                           By:

                                           Name:
                                           Title:
LEGG MASON
PARTNERS FUND
ADVISOR, LLC
                                           By:

                                           Name:
                                           Title:


Schedule A
Legg Mason Partners Variable Global High Yield Bond
Portfolio
Date:
April 27, 2007
Fee:
The following percentage of the Funds average daily net assets:
First $1 billion--0.80%
Next $1 billion--0.775%
Next $3 billion--0.75%
Next $5 billion--0.70%

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